Exhibit 99.1

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF NEW YORK

MERRILL LYNCH COMMODITIES, INC. and MERRILL LYNCH & CO., INC.,

Plaintiffs,

-against-

RELIANT ENERGY POWER SUPPLY, LLC, RERH HOLDINGS, LLC, RELIANT ENERGY RETAIL HOLDINGS, LLC, RELIANT ENERGY RETAIL SERVICES, LLC, RE RETAIL RECEIVABLES, LLC AND RELIANT ENERGY SOLUTIONS EAST, LLC,	Index No.: 603820/2008

Defendants.

COMPLAINT
Plaintiffs, Merrill Lynch Commodities, Inc. (“MLCI”) and Merrill Lynch & Co., Inc. (“ML&C” and, collectively with MLCI, “Plaintiffs”), by and through their undersigned attorneys, as and for their complaint against Defendants, Reliant Energy Power Supply, LLC, RERH Holdings, LLC, Reliant Energy Retail Holdings, LLC, Reliant Energy Retail Services, LLC, RE Retail Receivables, LLC, and Reliant Energy Solutions East, LLC (collectively the “Reliant Entities” or “Defendants”), allege as follows:
INTRODUCTION
1. This is an action for a declaratory judgment brought pursuant to Section 3001 of the New York Civil Practice Law and Rules (“CPLR”). Plaintiffs seek a declaration of their rights and obligations under a Credit Sleeve and Reimbursement Agreement (the “CSRA”), executed on or about September 24, 2006 (as amended and restated from time to time thereafter), as part of a broader credit arrangement (the “Credit Transaction”) entered into by and among the parties and certain of their affiliates. Pursuant to the CSRA, Plaintiffs agreed to provide credit enhancement to the Reliant Entities in connection with the conduct of their retail energy business.

2. Contemporaneously with the execution of the CSRA, and as part of the Credit Transaction, Plaintiffs’ affiliate, Merrill Lynch Capital Corporation (“MLCC”), entered into a Working Capital Facility Agreement (the “Working Capital Facility”) with the Defendants other than RE Retail Receivables, LLC and Reliant Energy Solutions East, LLC. Pursuant to the Working Capital Facility, MLCC agreed to lend up to $300 million to the contracting Defendants for use in the conduct of their retail energy business.
3. A dispute has arisen between Plaintiffs and Defendants with respect to the CSRA. Plaintiffs contend that an Event of Default under the CSRA has occurred, by reason of which Plaintiffs could, if they were to so choose, exercise the remedies set forth in the CSRA. Specifically, Plaintiffs contend that the purported termination of the Working Capital Facility by certain of the Reliant Entities on December 5, 2008 without Plaintiffs’ consent constitutes an Event of Default under the CSRA. Defendants, by contrast, contend that the termination of the Working Capital Facility without consent does not give rise to an Event of Default and that Plaintiffs have no right to exercise any of their remedies under the CSRA.
4. Prompt resolution of this dispute in essential. On or about October 6, 2008, Defendants’ ultimate parent company, Reliant Energy Incorporated (“Reliant Inc.”), a publicly held company that provides electricity and energy services to residential, commercial, and wholesale customers throughout the United States and that claims to be one of the largest independent domestic power producers, announced that it was pursuing strategic alternatives to enhance stockholder value. According to Reliant Inc., these strategic alternatives could include a sale to third parties of all or parts of its business, including the retail energy business in which Defendants are primarily engaged. Reliant Inc. has informed Plaintiffs that it is currently engaged in discussions with one or more third parties in furtherance of its announced plan to explore strategic alternatives.

5. According to Reliant Inc.’s filings with the Securities and Exchange Commission, the CSRA is a material contract. Thus, any exploration of strategic alternatives by Reliant Inc. and a potential third party acquiror of some or all of the Reliant Inc. business — particularly the retail energy business conducted by Defendants — requires consideration of the CSRA and Plaintiffs’ rights thereunder. The divergent views held by Plaintiffs and Defendants regarding the occurrence of an Event of Default under the CSRA complicate and impede that consideration and create uncertainty. Upon information and belief, Reliant Inc. has informed third parties that it is not in default under the CSRA and that Plaintiffs are fully obligated to perform thereunder without exception.
6. Defendants’ obligations to Plaintiffs under the CSRA are secured by certain assets of the retail energy business in which Defendants are engaged. Plaintiffs are, accordingly, interested in the condition and integrity of those assets, particularly in light of recent announcements of weaker operating results by Reliant Inc., and require a definitive statement of their rights under the CSRA.
7. For the time being, Plaintiffs, reserving all their rights, have indicated that they will continue to perform under the CSRA and provide credit enhancement to the Reliant Entities in connection with the conduct of their retail energy business until further notice.
THE PARTIES
8. Plaintiff Merrill Lynch Commodities, Inc. is a corporation organized under the laws of Delaware with its principal place of business in Houston, Texas.
9. Plaintiff Merrill Lynch & Co, Inc. is a corporation organized under the laws of Delaware with its principal place of business in New York, New York.

10. Defendants Reliant Energy Power Supply, LLC, RERH Holdings LLC, Reliant Energy Retail Holdings, LLC, Reliant Energy Retail Services, LLC, RE Retail Receivables, LLC, and Reliant Energy Solutions East, LLC are, on information and belief, Delaware limited liability companies with their principal places of business in Houston, Texas.
JURISDICTION AND VENUE
11. Jurisdiction and venue in this Court are proper under General Obligations Law § 5-1402, CPLR 501, and Section 12.12(b) of the CSRA, pursuant to which the parties have submitted to the jurisdiction of this Court.
12. Under Section 12.12(c) of the CSRA, the parties irrevocably waived, to the fullest extent permitted by applicable law, any objection to the laying of venue in the State and County of New York of any proceeding, such as the instant one, arising out of or relating to the CSRA.
APPLICABLE LAW
13. Pursuant to General Obligations Law § 5-1401 and Section 12.12(a) of the Credit Sleeve Agreement, this dispute is governed by New York law.
THE UNDERLYING TRANSACTION DOCUMENTS
14. In the course of their regular business operations, the Reliant Entities enter into agreements with counterparties to purchase and sell energy and to hedge risks relating to the energy and power markets. The Reliant Entities face significant financial exposure, both in terms of margin call and settlement risk, under these hedge agreements in the event of changes in the energy and power market adverse to the Reliant Entities’ positions. The Reliant Entities’ ability to enter into these hedge agreements is dependent on satisfying counterparties of the Reliant Entities’ creditworthiness and their access to assets, either their own or those of a third party guarantor, that would be sufficient to make good on the Reliant Entities’ financial obligations.

15. In 2006, the Reliant Entities sought financing and credit support from Plaintiffs and their affiliates that would guarantee the Reliant Entities’ obligations to counterparties under their hedge agreements with third parties, effectively allowing the Reliant Entities, among other things, to rely upon the financial resources of Plaintiffs to obtain better credit terms from counterparties to trading and hedging transactions. On or about September 24, 2006, Plaintiffs and Defendants entered into the CSRA, under which MLCI and ML&C committed to provide various guarantees and credit support in connection with Defendants’ hedge agreements and certain other obligations. At the same time, MLCC and certain of the Reliant Entities entered into the Working Capital Facility, under which MLCC committed to provide up to $300 million to the Reliant Entities. The CSRA and the Working Capital Facility were contemporaneously negotiated and drafted and were part of an integrated transaction that constituted the Credit Transaction. The documents and agreements which formed the Credit Transaction, including, among others, the CSRA and the Working Capital Facility, are referred to by the parties in those agreements as the “Transaction Documents.”
16. Because of the integrated nature of the Credit Transaction, the CSRA provides that Defendants cannot terminate any Transaction Document without Plaintiffs’ consent. Specifically, Sections 7 and 7.11 provide a negative covenant as follows:
From the A&R Date until the Credit Sleeve Termination Date, the Reliant Retail Obligors shall not, and shall cause their Subsidiaries not to ... initiate or acquiesce to the cancellation, termination or suspension of performance under, any Transaction Document ... without the prior written consent of the [MLCI], such consent not to be unreasonably withheld or delayed.

The covenant thus expressed in Section 7.11 of the CSRA (the “Termination Covenant”) was intended to ensure that the protections provided to Plaintiffs in the Transaction Documents would not be compromised or reduced without Plaintiffs’ consent.
17. An important part of the protection Plaintiffs obtained in the Credit Transaction was a covenant in the Working Capital Facility by the Reliant Entities (the “EBITDA Covenant”) that Defendant RERH Holdings, LLC (“RERH Holdings”) and its subsidiaries would maintain, on a consolidated basis, a specified minimum level of earnings before interest, taxes, depreciation, and amortization (“EBITDA”). EBITDA is a measure of a borrower’s operational profitability and is frequently used in credit or loan agreements. Section 6.01 of the Working Capital Facility provides that:
On the last day of each Fiscal Quarter, Consolidated EBITDA of RERH Holdings and its Subsidiaries for the period of four Fiscal Quarters most recently ended shall be at least equal to $150,000,000. Promptly but in no case later than 55 days after the end of each of the first three Fiscal Quarters of each Fiscal Year ... the Borrower [Defendant Reliant] shall deliver to the Lender a certificate signed by a Responsible Officer of RERH Holdings setting forth the computation of Consolidated EBITDA for such Fiscal Quarter.
The EBITDA Covenant provided assurance to Plaintiffs that RERH Holdings and its subsidiaries would have a significant revenue stream with which to satisfy their substantial financial obligations, not only under the Working Credit Facility, but also under the CSRA.
18. In addition to the Termination Covenant, the CSRA also contains a cross-default provision that would allow MLCI to terminate the CSRA and exercise its remedies against the Reliant Entities if RERH Holdings were to violate the EBITDA Covenant by allowing its consolidated EBITDA to fall below the required level. Plaintiffs would not have entered into the CSRA without the protections provided by the EBITDA Covenant and the Termination Covenant.

DEFENDANTS NOTIFY PLAINTIFFS OF IMPENDING EBITDA DEFAULT
19. In late September 2008, the Reliant Entities advised Plaintiffs that they would not be able to comply with the EBITDA Covenant as of the fiscal quarter ending September 30, 2008. In fact, RERH Holdings, LLC ultimately delivered a certificate to MLCC on November 24, 2008 reporting that its consolidated EBITDA for the prior four quarters was negative $42 million, i.e., $192 million less that the level required by the EBITDA Covenant.
20. On September 29, 2008, following RERH Holdings’ disclosure that it would breach the EBITDA Covenant, MLCC agreed to waive compliance with the EBITDA Covenant through October 31, 2008, to allow the parties to the Credit Transaction to explore new contract terms or an orderly unwinding of the Reliant Entities’ obligations under the CSRA. Among other things, the Reliant Entities agreed that neither the Working Capital Facility nor the CSRA would be terminated during the waiver period. After several extensions, the waiver of the EBITDA Covenant was allowed to expire on December 5, 2008 at 5 p.m. New York time.
21. On November 28, 2008, while purporting to reserve the Reliant Entities’ position that such consent was not required, counsel for the Reliant Entities requested that MLCI consent to terminate the Working Capital Facility.
22. Through counsel, MLCI indicated on December 1, 2008 that it would consent to termination of the Working Capital Facility if Defendants would agree to amend the CSRA to incorporate the EBITDA Covenant. Plaintiffs’ counsel wrote as follows:
Section 7.11 of the CSRA requires the consent of [MLCI] to any termination of a Transaction Document, which is defined to include the Working Capital Facility, to which MLCI is not a party. MLCI has authorized me to let you know that it would in principle be willing to provide such a consent, subject to mutually acceptable documentation that would include putting the existing EBITDA covenant directly in the CSRA. MLCI relied on its consent rights in Section 7.11 in agreeing to its obligations under the CSRA, which through its cross-default provisions gives [MLCI] the benefit of the EBITDA covenant. In order to protect its commercial interest and preserve its rights and remedies under the CSRA, MLCI cannot consent to any change that would weaken the benefit of the EBITDA covenant, especially at a time when the Reliant Retail Obligors have breached the very covenant in question.

23. The Reliant Entities refused to accept MLCI’s reasonable offer to consent to termination of the Working Capital Facility on the condition that the parties amend the CSRA to incorporate the EBITDA Covenant. On December 5, 2008, just before the expiration of MLCC’s waiver of the EBITDA Covenant, RERH Holdings and the other Reliant Entities that were parties to the Working Capital Facility notified Plaintiffs and MLCC that they had terminated the Working Capital Facility. Plaintiffs had not consented to the termination of the Working Capital Facility.
THE RELIANT ENTITIES’ DEFAULT UNDER THE CSRA
24. Section 8.01 of the CSRA provides that a failure by the Reliant Entities to perform or observe any covenant contained in a Transaction Document, including the CSRA, constitutes an Event of Default if it continues for 15 days:
Each of the following shall constitute a “Reliant Event of Default”:
(a) Non-Payment. Any Reliant Retail Obligor fails to pay within three Business Days after the same becomes due, any amount payable to any Merrill Party hereunder or under any other Transaction Document; or
(b) Specific Covenants. Any Reliant Retail Obligor fails to perform or observe any term, covenant or agreement contained in Section 6.11 or the separateness covenants in any Retail Organizational Documents, and such failure continues for five Business Days after the earlier to occur of (i) such Reliant Retail Obligor’s receiving notice thereof from Sleeve Provider, or (ii) a Responsible Officer or other executive officer of a Reliant Retail Obligor obtains knowledge of such occurrence; or

(c) Other Defaults. Any Reliant Retail Obligor fails to perform or observe any other covenant or agreement (not specified in clauses (a) or (b) above or not addressed by clauses (l) or (m) below [relating to bankruptcy]) contained in any Transaction Document on its part to be performed or observed and such failure continues for 15 days after the earlier to occur of (i) such Reliant Retail Obligor’s receiving notice thereof from Sleeve Provider, or (ii) a Responsible Officer or other executive officer of such Reliant Retail Obligor obtains knowledge of such occurrence; ...
25. The Reliant Entities failed to comply with the Termination Covenant. The Reliant Entities who were parties thereto terminated the Working Capital Facility without receiving MLCI’s prior written consent. Defendants were fully aware when so doing that MLCI did not consent to the termination and that Plaintiffs would regard such a termination as giving rise to an Event of Default under the CSRA. Because MLCI’s consent was not unreasonably withheld, the Reliant Entities’ failure to abide by and perform the Termination Covenant constitutes an Event of Default under the CSRA.
CAUSE OF ACTION FOR DECLARATORY JUDGMENT
26. Plaintiffs repeat and reallege each of the allegations set forth in paragraphs 1 through 25 as if fully set forth herein.
27. A real and immediate controversy exists between Plaintiffs and Defendants concerning the parties’ rights and obligations under the CSRA. Specifically, the parties dispute whether Defendants breached Section 7.11 of the CSRA by allowing termination of the Working Capital Facility without the prior written consent of MLCI.
28. Plaintiffs are entitled to a declaration of their rights and obligations under the CSRA. Specifically, Plaintiffs are entitled to a declaration that the termination of the Working Capital Facility on December 5, 2008 without the written consent of MLCI constitutes an Event of Default under the CSRA.

PRAYER FOR RELIEF
WHEREFORE, Plaintiffs respectfully pray that the Court award the following relief:
(1)	A judgment declaring that the termination of the Working Capital Facility without the prior written consent of MLCI constitutes an Event of Default by Defendants under the CSRA;

(2)	Plaintiffs’ attorneys’ fees and disbursements, together with their other costs incurred in pursuing this action, including Plaintiffs’ costs and disbursements relating to this action; and

(3)	such and other further relief as the Court deems just and proper.

Dated:	December 24, 2008 New York, New York

MILBANK, TWEED, HADLEY & McCLOY LLP
By:	/s/ Michael L. Hirschfeld
Michael L. Hirschfeld
Thomas A. Arena Douglas W. Henkin 1 Chase Manhattan Plaza New York, NY 10005-1413 (212) 530-5000

Attorneys for Plaintiffs Merrill Lynch Commodities, Inc. and Merrill Lynch & Co., Inc.

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